EXHIBIT 23

              Consent of Independant Certified Public Accountants

     We consent to the incorporation by reference of our report dated September 21, 2001 2001, appearing in the Annual Report on Form 10K of Tekinsight.com, Inc. for the year ended June 30, 2001, in the following Registration Statements filed by TekInsight.com, Inc. (including when such registration statements were originally filed and declared effective under the prior corporate names of TekInsight.com, Inc., including Universal Self Care, Inc. and Tadeo Holdings, Inc.): Form S-8 Registration Statement (Registration No. 33-78426), Form S-8 Registration Statement (Registration No. 33-93448), Form S-8 Registration Statement (Registration No. 33-84941), Form S-8 Registration Statement (Registration No. 333-65900), Form S-8 Registration Statement (Registration No. 333-356902) and Post-Effective Amendment No. 2 to Form S-3 Registration Statement (Registration No. 333-31153).




New York, New York                          /s/ Feldman Sherb & Co., P.C.
September 21, 2001                              --------------------------------
                                                Feldman Sherb & Co., P.C.
                                                Certified Public Accountants